Exhibit 10.4

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY, dated as of March 23, 2017 (this “Guaranty”), is made by each of the undersigned (each a “Guarantor”, and collectively, the “Guarantors”), in favor of Hudson Bay Master Fund Ltd (in its capacity as a holder of Notes (as defined below), including its successors, transferees and assigns, the “Investor”) pursuant to that certain Exchange Agreement, dated as of March 22, 2017 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Exchange Agreement”)

W I T N E S S E T H :

WHEREAS, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), and the Investor are parties to the Exchange Agreement, pursuant to which a certain existing note (the “Original Note”) previously issued by the Company to RedPath Equityholder Representative, LLC (the “Original Holder”), which will be purchased, together with the security interests granted thereunder, by the Investor, shall be exchanged for the “Exchanged Notes” to be issued pursuant to the Exchange Agreement (as such Exchanged Notes may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, the Original Holder, the Company and certain of its Subsidiaries entered into that certain Guaranty and Collateral Agreement, dated October 31, 2014 with respect to security interests granted with respect to the Original Note (the “Original Security Agreement”), which is being assigned to the Investor concurrently with its purchase of the Original Note;

WHEREAS, the Company and the Investor desire to amend and restate the Original Security Agreement in the form of (i) this Guaranty guaranteeing all of the obligations of the Company under the Exchange Agreement, the Notes and the other Exchange Documents (as defined below) and (ii) an Amended and Restated Security and Pledge Agreement, dated as of March 23, 2017, granting the Investor a lien on and security interest in all of their assets and properties (the “Security Agreement”) to secure such transferred security interests; and

WHEREAS, the Exchange Agreement requires that the Guarantors execute and deliver to the Investor, (i) this Guaranty; and (ii) the Security Agreement; and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investor to purchase the Original Note and, subsequently, exchange the Original Note into the Notes to be issued pursuant to the Exchange Agreement, each Guarantor agrees with the Investor, as follows:

Definitions. Reference is hereby made to the Exchange Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Exchange Agreement or the Notes, and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the following terms when used in the Guaranty shall have the meanings set forth below:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Collateral” means all assets and properties of the Company and each Guarantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the collateral described in Section 2 of the Security Agreement.

“Common Stock” shall have the meaning set forth in the Exchange Agreement.

“Company” shall have the meaning set forth in the recitals hereto.

“Exchange Agreement” shall have the meaning set forth in the recitals hereto.

“Exchange Documents” shall have the meaning set forth in Section 2.2 of the Exchange Agreement.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Indemnified Party” shall have the meaning set forth in Section 13(a) of this Guaranty

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Investor” shall have the meaning set forth in the recitals hereto.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 3 of the Security Agreement.

“Other Taxes” shall have the meaning set forth in Section 12(a)(iv) of this Guaranty.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash or Common Stock of all of the Guaranteed Obligations.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Security Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Guarantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Taxes” shall have the meaning set forth in Section 12(a) of this Guaranty.

“Transaction Party” means the Company and each Guarantor, collectively, “Transaction Parties”.

Guaranty.

(a)     The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty to the Investor, the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations, including, without limitation, all interest, make-whole and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, make-whole and/or other amounts are enforceable or are allowable in such Insolvency Proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Exchange Documents (all of the foregoing collectively being the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Investor in enforcing any rights under this Guaranty or any other Exchange Document. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Investor under the Exchange Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

(b)     Each Guarantor, and by its acceptance of this Guaranty, the Investor, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Investor and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

Guaranty Absolute; Continuing Guaranty; Assignments.

(a)     The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Exchange Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Investor with respect thereto. The Guaranteed Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations of any other Guarantor or the Company under any Exchange Document, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be a primary obligation (and not merely a suretyship) and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)     any lack of validity or enforceability of any Exchange Document;

(ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Exchange Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii)     any taking, exchange, release or non-perfection of any Collateral;

(iv)      any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v)     any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi)     any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Transaction Party under the Exchange Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(vii)     any failure of the Investor to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Investor (each Guarantor waiving any duty on the part of the Investor to disclose such information);

(viii)     taking any action in furtherance of the release of any Guarantor or any other Person that is liable for the Obligations from all or any part of any liability arising under or in connection with any Exchange Document without the prior written consent of the Investor; or

(ix)     any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Investor that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

(b)     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Investor, or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, protest, notice of acceptance and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Investor exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Investor that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Investor to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Investor.

Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Investor against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Investor and shall forthwith be paid to the Investor to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Exchange Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Investor of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations), the Investor will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Representations, Warranties and Covenants.

(a)     Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)     such Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform its obligations under this Guaranty and each other Exchange Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not reasonable expected to result in a Material Adverse Effect.

(ii)     The execution, delivery and performance by such Guarantor of this Guaranty and each other Exchange Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter, articles, certificate of formation or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Guarantor or its properties do not and will not result in or require the creation of any lien, security interest or encumbrance (other than pursuant to any Exchange Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or material to its operations or any of its properties.

(iii)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Exchange Documents to which such Guarantor is a party (other than as expressly provided for in any of the Exchange Documents),

(iv)     This Guaranty has been duly executed and delivered by each Guarantor and is, and each of the other Exchange Documents to which such Guarantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v)     There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, would reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Exchange Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby (other than as expressly provided for in any of the Exchange Documents).

(vi)     Such Guarantor (A) has read and understands the terms and conditions of the Exchange Agreement and the other Exchange Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Investor, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties.

(vii)     There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)     Each Guarantor covenants and agrees that until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations), it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Exchange Agreement as if such Guarantor were a party thereto.

Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Investor may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Investor to or for the credit or the account of any Guarantor against any and all Guaranteed Obligations now or hereafter existing under this Guaranty or any other Exchange Document, irrespective of whether or not the Investor shall have made any demand under this Guaranty or any other Exchange Document and although such obligations may be contingent or unmatured. The Investor agrees to notify the relevant Guarantor promptly after any such set-off and application made by the Investor, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Investor under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Investor may have under this Guaranty or any other Exchange Document in law or otherwise.

Section 8.     Limitation on Guaranteed Obligations.

(a)     Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i)     the amount of all Guaranteed Obligations, including any applicable interest at the applicable Interest Rate as specified in the Note; and

(ii)     the amount which could be claimed by the Investor from any Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantor’s right of contribution and indemnification.

(b)     Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Investor hereunder or under applicable law.

(c)     No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Investor from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full (other than inchoate indemnity obligations).

Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. All notices and other communications provided for hereunder shall be sent, if to any Guarantor, to the Company’s address and/or facsimile number, or if to the Investor, to it at its respective address and/or facsimile number, each as set forth in Section 8.4 of the Exchange Agreement.

Section 10.      Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Exchange Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, obligation or defense that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 8.4 of the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor from bringing suit or taking other legal action against any Guarantor in any other jurisdiction to collect on a Guarantor’s obligations or to enforce a judgment or other court ruling in favor of the Investor.

WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER EXCHANGE DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY, ANY OTHER EXCHANGE DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Taxes.

(a)     All payments made by any Guarantor hereunder or under any other Exchange Document shall be made in accordance with the terms of the respective Exchange Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Investor by the jurisdiction in which the Investor is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Exchange Document:

(i)     the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Investor pursuant to this sentence) the Investor receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)     such Guarantor shall make such deduction or withholding,

(iii)     such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv)     as promptly as possible thereafter, such Guarantor shall send the Investor an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Investor, as the case may be) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Exchange Document (collectively, “Other Taxes”).

(b)     Each Guarantor hereby indemnifies and agrees to hold each Indemnified Party harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by any Indemnified Party  as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Exchange Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within thirty (30) days from the date on which the Investor makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)     If any Guarantor fails to perform any of its obligations under this Section 12, such Guarantor shall indemnify the Investor for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 12 shall constitute part of the Guaranteed Obligations and shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

Section 13.      Indemnification.

(a)     Without limitation of any other Guaranteed Obligations of any Guarantor or remedies of the Investor under this Guaranty or applicable law, except to the extent resulting from such Indemnified Party’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Investor and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Transaction Party enforceable against such Transaction Party in accordance with their terms.

(b)     Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) or any fiduciary duty or obligation to any of the Guarantors or any of their respective affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential, incidental or punitive damages arising out of or otherwise relating to the facilities, the actual or proposed use of the proceeds of the advances, the Exchange Documents or any of the transactions contemplated by the Exchange Documents.

Miscellaneous.

(a)     Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Investor, at such address specified by the Investor from time to time by notice to the Guarantors.

(b)     No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)     No failure on the part of the Investor to exercise, and no delay in exercising, any right or remedy hereunder or under any other Exchange Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Exchange Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Investor provided herein and in the other Exchange Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Investor under any Exchange Document against any party thereto are not conditional or contingent on any attempt by the Investor to exercise any of their respective rights or remedies under any other Exchange Document against such party or against any other Person.

(d)     Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)     This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Note (other than Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations)) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure, together with all rights and remedies of the Investor hereunder, to the benefit of and be enforceable by the Investor and its successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Investor may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of the Exchange Agreement or any other Exchange Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Investor herein or otherwise, in each case as provided in the Exchange Agreement or such Exchange Document. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Investor.

(f)     This Guaranty and the other Exchange Documents reflect the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)     Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

Section 15.     Currency Indemnity.

If, for the purpose of obtaining or enforcing judgment against Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 15 referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of courts of the jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 15 being hereinafter in this Section 15 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Guarantors shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of’ the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantors under this Section 15 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

GUARANTORS:

INTERPACE DIAGNOSTICS, LLC

By:	Interpace Diagnostics Group, Inc.
its Sole Member

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: Title: President and Chief Executive Officer

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ACCEPTED BY:
HUDSON BAY MASTER FUND LTD., as the Investor By: /s/ George Antonopoulos Name: George Antonopoulos Title: Authorized Signatory